[LOGO]
                               OILSANDS QUEST INC.
                           1250, 639 - 5TH AVENUE S.W.
                            CALGARY, ALBERTA T2P 0M9


November 12, 2004

CanWest Petroleum Corporation
Suite 206 - 475 Howe Street
Vancouver, BC  V6C 2B3

Attention:  Mr. Thornton Donaldson


Dear Sirs:

RE: OILSANDS QUEST INC. OFFER TO PURCHASE ALL OF THE SHARES OF WESTERN CANADIAN MINT INC. AND, INDIRECTLY, ALL OF THE SHARES OF AMERICAN OILSANDS COMPANY INC. FROM CANWEST PETROLEUM CORPORATION
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The purpose of this letter agreement is to set forth the terms and conditions upon which Oilsands Quest Inc. (the "Purchaser") is prepared to purchase all of the issued and outstanding shares (the "Shares") of Western Canadian Mint Inc. ("WCM"), a company that owns all of the shares of American Oilsands Company Inc. ("AOC"), which shares are all owned by CanWest Petroleum Corporation (the "Vendor").

If the following represents your understanding of our agreement in respect of the acquisition of the Shares, please acknowledge the same by signing below and returning this letter agreement to the Purchaser, which is intended to be, and upon execution will be, a binding agreement.

Unless otherwise noted all figures used herein are denominated in Canadian dollars.

The material terms relating to the acquisition of the Shares are as follows:

1. It is acknowledged that the Vendor has entered into a Purchase and Sale Agreement dated November 8, 2004 (the "Initial Acquisition Agreement"), pursuant to which the Vendor will acquire all of the Shares.

2. The closing of the acquisition of the Shares contemplated hereby shall occur immediately following the Vendor's acquisition of the Shares pursuant to the Initial Acquisition Agreement and any amendments thereto that have been mutually agreed upon by all parties. In the event that the Initial Acquisition Agreement is terminated for any reason whatsoever, this letter agreement shall immediately terminate.

3. The Shares shall be purchased by the Purchaser for aggregate consideration in the amount of $1,500,000 (the "Purchase Price").

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4.    The Purchase  Price payable to the Vendor will be satisfied by (i) cash in the amount of $1,200,000, and (ii) the issuance of a convertible debenture in the amount of $300,000 (the "Debenture"). The cash amount will be payable to the Vendor consistent with the payment terms of the Initial Acquisition Agreement or any amendments thereto.

5.    The material terms and conditions of the Debenture will be as follows:

      (a)   the Debenture shall bear interest at a rate of 3% per annum;

      (b) the Debenture shall mature four years from the date of issuance (the "Maturity Date");

      (c) the Debenture may be converted into common shares of the Purchaser at a rate of $1.30 per share at any time and from time to time while the Debenture is outstanding; and

      (d) the principal amount and any accrued interest shall not be due and payable until the Maturity Date, provided that the Purchaser may prepay the entire principal amount (no partial amounts) and any accrued interest, at any time following 26 months from date of issue, without penalty. Should the Purchaser elect to prepay all of the principal amount, the Purchaser will provide the Vendor with a 10 business day payment notice ("Conversion Notice"). During the period of the Conversion Notice, the Vendor shall have the right to convert any portion or all of the outstanding Debenture into common shares of the Purchaser according to the terms of the Debenture. Any accrued interest may also be converted at a rate equal to the subscription price per common share of the Purchaser's last completed private equity or private equity based financing.

6. At the closing of the acquisition of the Shares contemplated hereby, each party shall deliver an officer's certificate to the other party which shall provide for those representations and warranties that are usual in cases where shares of a company are being acquired. For greater certainty, such representations and warranties shall be similar in nature to those representations and warranties contained in the Initial Acquisition Agreement.

7. The Purchaser's obligation to complete the purchase of the Shares described herein, shall be conditional upon a number of conditions which shall be for the sole benefit of the Purchaser and shall include, without limitation, the following:

      (a) each party shall deliver an officer certificate as contemplated by paragraph 6 hereof;

      (b) the Purchaser has an opportunity to inspect all of the books and records of WCM and AOC and be satisfied, at its sole discretion, with the results of such investigations;

      (c) at closing there shall have been no material adverse change in the business, affairs, or financial status of WCM or AOC or its business or assets;

      (d)   the  parties  shall  have  obtained  all  necessary   corporate  and
            regulatory approvals to the entering into and consummation of the transactions contemplated hereby;

      (e) the Purchaser shall have completed its initial financing in order to raise the necessary capital to make the payment contemplated by paragraph 4 hereof; and

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      (f)   the board of directors of the  Purchaser  shall have  approved  this letter agreement and the transactions contemplated hereby.

8. The Vendor and the Purchaser shall be responsible for their own fees and expenses associated with this transaction including, without restriction, their legal fees.

9. This letter agreement shall be governed by the laws of the Province of Alberta.

10. The parties agree to make, execute and deliver any and all further assurances or other documents or agreements necessary to give full force and effect to the meaning and intent of this letter agreement.

11. All press releases or other similar public written communications of any sort relating to this letter agreement and the business of Oilsands Quest Inc. and transactions contemplated hereby and the method of release for publication thereof, will be subject to the approval of all parties hereto. Such approval will be provided within 48 hours of notification by either party, unless required otherwise under law and approval will not to be unreasonably withheld by all parties hereto.

If you are in agreement with foregoing, kindly indicate your acceptance by signing this letter agreement where indicated below and return a copy to the undersigned. This letter agreement may be signed by facsimile and in counterpart, which together shall be deemed to constitute one valid letter agreement.


Yours truly,


OILSANDS QUEST INC.


Per:     _________________________


Accepted and agreed to this ____ day of ______________________, 2004.


CANWEST PETROLEUM CORPORATION


Per:     __________________________